UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

TE CONNECTIVITY LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

TE CONNECTIVITY LTD.
TO BE HELD ON MARCH 3, 2015

This proxy statement supplement, dated March 2, 2015 (this “Supplement”), supplements the proxy statement dated January 14, 2015 and the Proxy Statement Supplement dated February 13, 2015 (together, the “Proxy Statement”) in connection with the solicitation of proxies by the board of directors of TE Connectivity Ltd. for use at the 2015 Annual General Meeting of Shareholders (the “Annual Meeting”) to be held at 2:00 p.m., Central European Time (8:00 a.m., Eastern Standard Time), on March 3, 2015, at the Radisson Blu Hotel, Zürich Airport, Zürich, Switzerland., and at any adjournments or postponements thereof.

The purpose of this Supplement is to extend the voting cutoff deadline for voting via electronic transmission or by mail for the Annual Meeting. Such votes must now be received no later than 11:00 p.m., Central European time (5:00 p.m., Eastern Standard time) on March 2, 2015 (instead of the prior deadline of 5:00 p.m., Central European time (11:00 a.m., Eastern Standard time) on March 2, 2015).

Except as described in this Supplement, the information provided in the Proxy Statement and the proxy/voting instruction card continues to apply and should be considered in voting your shares. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement and/or the proxy/voting instruction card, the information in this Supplement is more current and supersedes the different or updated information contained in the Proxy Statement and/or the proxy/voting instruction card. THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT AND THE PROXY/VOTING INSTRUCTION CARD.

Thomas J. Lynch
Chairman of the Board